UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 5, 2025, Zoomcar Holdings, Inc. (the “Company”) received a written notice from the OTCQX U.S. tier of OTC Markets Group (“OTCQX”) stating that the Company’s Global Market Capitalization has remained below the minimum $5 million required under Section 2.1(B) of the OTCQX Rules for U.S. Companies for more than 30 consecutive calendar days and, therefore, the Company no longer satisfies the OTCQX Standards for Continued Qualification. Under those rules, the Company has a 90-calendar-day cure period, expiring on November 3, 2025, to regain compliance by maintaining a Global Market Capitalization of at least $5 million for 10 consecutive trading days.

At this time, the Company is evaluating its options to come back into compliance with the OTCQX Standards for Continued Qualification.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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